Filed Pursuant to Rule 433
Registration No. 333-213187

Pricing Term Sheet

5-year Senior Fixed Rate Notes due 2022

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,500,000,000 2.953% senior notes due 2022

Issue Price:	100.000%

Maturity Date:	February 28, 2022

Interest Rate:	2.953%

Treasury Benchmark:	5-year U.S. Treasury, 1.875% due January 31, 2022

Treasury Benchmark Price / Yield:	99-27 3/4 / 1.903%

Spread to Treasury Benchmark:	105 basis points

Reoffer Yield:	2.953%

Interest Payment Dates:	February 28 and August 28 of each year, starting on August 28, 2017

Day Count:	30/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	February 22, 2017

Settlement Date:	February 28, 2017 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA Inc.

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc.

Co-Managers:	Barclays Capital Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, BNP Paribas, BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., CIBC World Markets Corp., Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, KKR Capital Markets LLC, Natixis Securities Americas LLC and Société Générale

CUSIP:	60687Y AH2

ISIN:	US60687YAH27

Common Code:	156766020

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA Inc., toll free at 1-866-271-7403, Goldman, Sachs & Co., toll free at 1-866-471-2526 or J.P. Morgan Securities LLC, at 1-212-834-4533.

Pricing Term Sheet

10-year Senior Fixed Rate Notes due 2027

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$500,000,000 3.663% senior notes due 2027

Issue Price:	100.000%

Maturity Date:	February 28, 2027

Interest Rate:	3.663%

Treasury Benchmark:	10-year U.S. Treasury, 2.250% due February 15, 2027

Treasury Benchmark Price / Yield:	98-18 / 2.413%

Spread to Treasury Benchmark:	125 basis points

Reoffer Yield:	3.663%

Interest Payment Dates:	February 28 and August 28 of each year, starting on August 28, 2017

Day Count:	30/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	February 22, 2017

Settlement Date:	February 28, 2017 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA Inc.

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc.

Co-Managers:	Barclays Capital Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, BNP Paribas, BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., CIBC World Markets Corp., Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, KKR Capital Markets LLC, Natixis Securities Americas LLC and Société Générale

CUSIP:	60687Y AK5

ISIN:	US60687YAK55

Common Code:	156765872

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA Inc., toll free at 1-866-271-7403, Goldman, Sachs & Co., toll free at 1-866-471-2526 or J.P. Morgan Securities LLC, at 1-212-834-4533.

Pricing Term Sheet

Senior Floating Rate Notes due 2022

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,250,000,000 senior floating rate notes due 2022

Issue Price:	100.000%

Maturity Date:	February 28, 2022

Interest Rate:	Three-month U.S. Dollar LIBOR plus 0.94%

Interest Payment Dates:	February 28, May 28, August 28 and November 28 of each year, starting on May 28, 2017

Day Count:	ACT/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	February 22, 2017

Settlement Date:	February 28, 2017 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA Inc.

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc.

Co-Managers:	Barclays Capital Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, BNP Paribas, BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., CIBC World Markets Corp., Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, KKR Capital Markets LLC, Natixis Securities Americas LLC and Société Générale

CUSIP:	60687Y AJ8

ISIN:	US60687YAJ82

Common Code:	156766054

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA Inc., toll free at 1-866-271-7403, Goldman, Sachs & Co., toll free at 1-866-471-2526 or J.P. Morgan Securities LLC, at 1-212-834-4533.